EXHIBIT 3.1(i)

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/20/1997
                                                             971278587 - 2787218

                          CERTIFICATE OF INCORPORATION
                                       OF
                                   Merci, Inc.

FIRST:            The name of this corporation shall be: Merci, Inc.

SECOND: Its registered office ht the State of Delaware is to be located at: 15 East North Street, in the City of Dover, County of Kent, Delaware 19901, and its registered agent at such address is: XL CORPORATE SERVICES, INC.

THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on are to do any or ail things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, via:

                  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is: 10,000,000 common shares at $ .001 par value.

FIFTH:            The name and address of the incorporator is as follows:

                  Jean M. Sherett
                  Blumberg Excelsior Corporate Services Inc.
                  62 White Street
                  New York, New York 10013

SIXTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of this corporation.

                  With the consent in writing, and pursuant to a majority vote of the holders of the capital stock issued and outstanding, the Directors shall have authority to dispose, in any manner of the whole property of this corporation.

                  The By-Laws shall determine whether and to what extent the account and books of this corporation, or any of them. shall be open to the inspection of the stockholders; no stockholder shall have any right of inspecting any account, or book; or document of this Corporation except as conferred by the law or the By-Laws, or by resolution of the stockholders.

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                  The stockholders and directors shall have power to hold their meetings and keep the books. documents and papers of the corporation outside of the State of Delaware, at such places as maybe, from time to time, designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise requited by the laws of Delaware.

                  It is the intention that the objects, purposes and powers specified in the THIRD paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by referenced to or inference from the terms of any other clause or paragraph in this certificate of incorporation, but that the objects, purposes and powers specified in the THIRD paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH: No director of this Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
                  (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of August, 1997.


                                        /s/ Jean M. Sherett
                                        Jean M. Sherett
                                        Incorporator


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                            STATEMENT BY INCORPORATOR
                                       OF
                                   Merci, Inc.

THE UNDERSIGNED, being the sole incorporator of the within named Corporation formed under the Delaware Corporation Law, does hereby state that:

1. The Certificate of Incorporation filed under said title was filed by the Department of State of the State of Delaware on 8/20/97. A copy of the Certificate of Incorporation is annexed hereto.

2. At the time of its formation, the Company had at least one director, to wit: Cosmo Palmieri

3. The sole incorporator herein is neither a director, shareholder or officer of the corporation.

4. From this date hence, the undersigned, effective this date , has fulfilled the duties as the sole incorporator of the corporation, and herewith relinquishes all further duties relating to the organization and formation of the corporation.

IN WITNESS WHEREOF, I have made and subscribed this Statement on this day of August, 1997.



                                        Jean M. Sherett
                                        ---------------
                                        Jean M. Sherett
                                        Incorporator


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